PROMISSORY NOTE

$190,000.00	Harris County, Texas	January 2, 2010

The undersigned, REO PLUS, INC., a Texas corporation (hereinafter called "Maker"), whose address for the purposes of this Note is 3014 McCulloch Circle, Houston, Texas 77056, for value received, without grace, in the manner, on the dates and in the amounts herein stipulated, promises to pay to the order of Richard J. Church (hereinafter called "Payee"), at Payee's principal place of business located at 3014 McCulloch Circle, Houston, Texas 77056, or at such other place as Payee may hereafter designate, the sum of ONE HUNDRED NINETY THOUSAND DOLLARS ($190,000.00), in lawful money of the United States of America, with interest at the rate herein specified.

The unpaid principal balance from time to time outstanding hereunder shall bear interest from and after the Permit Date (as defined below) until such balance is paid in full at a fixed rate equal to SEVEN PERCENT (7.0%) per annum, paid quarterly, interest only.  Interest on this Note shall be computed on the basis of a 365-day (or 366-day, as the case may be) year for the actual number of days elapsed.

Commencing on the first day of the fourth (4th) month after an occupancy permit, from the City of Houston, has been obtained on 315 – A Fairview, Houston, Texas, by Ananda Investments, LLC (the day on which such a permit is obtained being referred to hereinafter as the “Permit Date”), a payment of outstanding principal and accrued interest on this Note in the amount of $36.44 per day, for each day after the Permit Date, shall be due and payable.  On the first day of each subsequent third (3rd) month thereafter, a payment of $3,325.00 shall be made until the payment of a final balloon payment in the amount of $190,000.00 plus accrued interest, which shall be due and payable on January 1, 2020.

Maker reserves the right of prepaying the principal of and accrued interest on this Note, in full or in part, at any time without the payment of any prepayment premium or fee.  Payee may, at Payee's option, apply any prepayments received by Payee hereunder to the payment of accrued but unpaid interest and/or principal, in any order, manner or proportion that Payee deems appropriate.

If this Note is not paid at maturity and said Note is placed in the hands of an attorney for collection or if collection by suit or through the probate court, bankruptcy court, or by any other legal or judicial proceeding is sought, Maker agrees to pay all expenses incurred, including reasonable attorneys' fees, all of which shall become a part of the principal hereof.

Maker and each and all other liable parties expressly and specifically, (i) severally waive grace, presentment for payment, demand for payment, notice of intent to accelerate and notice of acceleration, notice of dishonor, protest and notice of protest, notice of nonpayment, and any and all other notices, the filing of suit and diligence in collecting this Note or enforcing any of the security herefor, (ii) severally agree to any substitution, subordination, exchange or release of any security held for the payment of this Note or any other obligation to Payee and release of any party primarily or secondarily liable hereon, (iii) severally agree that Payee shall not be required first to institute suit or exhaust Payee's remedies hereon against Maker or other parties liable hereon or to enforce Payee's rights against them or any security herefor in order to enforce payment of this Note by any of them, and (iv) severally agree to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

The invalidity, or unenforceability in particular circumstances, of any provision of this Note shall not extend beyond such provision or such circumstances and no other provision of this Note shall be affected thereby.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

REO PLUS, INC.

By: /s/ Richard J. Church
Richard J. Church, President